Exhibit 99.1

SWISHER HYGIENE ANNOUNCES RESIGNATION OF SENIOR VICE PRESIDENT AND

CHIEF FINANCIAL OFFICER BRIAN KRASS

Announces Appointment of William T. Nanovsky as Interim Senior Vice President and Chief Financial Officer

CHARLOTTE, NC – September 27, 2012 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, announced today that its Board of Directors has accepted the resignation of Senior Vice President and Chief Financial Officer Brian Krass, which he tendered on September 21, 2012. Swisher Hygiene also announced that its Board of Directors appointed William T. Nanovsky to serve as Interim Senior Vice President and Chief Financial Officer of Swisher Hygiene, effective September 24, 2012.

Mr. Nanovsky, 64, has over 25 years of experience as a financial executive in environments ranging from emerging growth entities to public companies with annual revenue of more than $20 billion. Since September 2011, he has been a founding Partner of The SCA Group, LLC (“SCA”), which provides C-level services including regulatory solutions, restructuring and interim management to their clients. SCA offers expertise and immediate action to help companies through complex and often unforeseen financial circumstances. Before SCA, from May 1998 to September 2011, Mr. Nanovsky was a Partner of Tatum, LLC, and served on Tatum’s Board of Managers from 2003 through 2007. At Tatum, he served:

(a)	As Chief Financial Officer of Specialty Foods Group, Inc., an international manufacturer and marketer of premium-branded, private-label and food service processed meat products. At Specialty Foods, a $300 million revenue-company listed on the Toronto Stock Exchange, Mr. Nanovsky was successful in restructuring the internal reporting and forecasting processes leading to accurate cash management and identification of the brands and products to be targeted for margin improvement.

(b)	As Chief Accounting Officer of a $3 billion publicly-traded provider of wireless telephone service to 5.5 million customers through 189 majority-owned subsidiaries where he led Sarbanes-Oxley (“SOX”) remediation of identified material weaknesses in internal control over financial reporting for income taxes, leases, derivatives and for fixed asset transfers and disposals, as well as completing and filing restatements of the company’s financial statements for 2002 through 2005.

(c)	AutoNation, Inc., a $20 billion automotive retailer developing the integration and reporting processes for more than 370 franchises preparing for SOX compliance.

Prior to Tatum, Mr. Nanovsky served as Chief Financial Officer, Senior Vice President and member of the Board of Directors of Seneca Foods Corporation, a Fortune 500 international food processor and distributor, where he restructured the customer service, billing, accounts receivable and credit functions from a decentralized to a centralized environment. All of Mr. Nanovsky’s professional effort and focus will be concentrated on the Company; however, he will remain a Partner of The SCA Group.

Swisher Hygiene also announced today that it has amended its senior credit facility with Wells Fargo Bank, National Association as administrative agent. Under the amended facility, Swisher Hygiene may borrow a maximum of $25 million, provided such borrowings do not exceed amounts necessary for Swisher Hygiene to meet certain borrowing base requirements and financial covenants. The borrowing base was modified to potentially reduce the amount of inventory included in determining the amount available to be borrowed and the margin used to calculate the interest rate under the amended facility is no longer subject to a matrix and is now established as 2.0% over the Base Rate and 3.0% over the LIBOR Rate. The amended facility requires that Swisher Hygiene maintain Unencumbered Liquidity, as defined in the amended facility, of at least $10 million.

The amended facility also provides an extension for the delivery of Swisher Hygiene’s financial statements for the fiscal year ended December 31, 2011 and for the quarterly periods ended March 31, 2012 and June 30, 2012 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission or October 31, 2012. At the same time, the amended facility waives any Default or Event of Default that may exist as a result of Swisher Hygiene not timely filing its Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the period ended March 31, 2012 and its Quarterly Report on Form 10-Q for the period ended June 30, 2012, so long as Swisher Hygiene files the Form 10-K and Form 10-Qs by October 31, 2012. Swisher Hygiene cannot provide assurance as to when it will complete the filings.

“We and our shareholders have been frustrated with the continuing delays related to the restatements of our 2011 quarterly financial information and the filing of our 2011 Form 10-K,” said Thomas Byrne, Interim President and Chief Executive Officer of Swisher Hygiene. “Bill’s significant CFO experience in guiding public companies through the restatement process and working with outside public accounting firms will facilitate regaining compliance with our filing obligations and with maintaining our future reporting requirements. It is important to once again note that we continue to conduct our day-to-day business and we remain dedicated to providing outstanding customer service.”

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements in this press release include those regarding Swisher Hygiene’s (a) process to meet and maintain compliance with its filing obligations and (b) future compliance with the terms of its credit agreement as amended to date . Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this press release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. The company’s most recent program enhancement is its introduction of solid waste management services to commercial and residential customers in selected markets. Together, this broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments from door to dumpster, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224